Exhibit 5.1
300 North LaSalle
Chicago, Illinois 60654

(312) 862-2000	Facsimile:
(312) 862-2200
www.kirkland.com
December 16, 2009
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Ladies and Gentlemen:
     We are acting as special counsel to (i) Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”) and (ii) Trim Systems, Inc., a Delaware corporation, Trim Systems Operating Corp., a Delaware corporation, National Seating Company, a Delaware corporation, CVS Holdings, Inc., a Delaware corporation, Sprague Devices, Inc., a Delaware corporation, CVG Management Corporation, a Delaware corporation, CVG Logistics, LLC, a Delaware limited liability company, Mayflower Vehicle Systems, LLC, a Delaware limited liability company, Monona Corporation, a Delaware corporation, CVG CS LLC, a Delaware limited liability company, CVG European Holdings, LLC, a Delaware limited liability company, CVG Oregon, LLC, a Delaware limited liability company, Monona (Mexico) Holdings LLC, an Illinois limited liability company, Monona Wire Corporation, an Iowa corporation, and Cabarrus Plastics, Inc., a North Carolina corporation (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Subsidiary Guarantors. In this opinion letter: (i) Trim Systems, Inc., Trim Systems Operating Corp., National Seating Company, CVS Holdings, Inc., Sprague Devices, Inc., CVG Management Corporation, CVG Logistics, LLC, Mayflower Vehicle Systems, LLC, Monona Corporation, CVG CS LLC, CVG European Holdings, LLC and CVG Oregon, LLC are collectively referred to as the “Delaware Guarantors,” (ii) Monona (Mexico) Holdings LLC is also referred to as the “Illinois Guarantor,” (iii) Monona Wire Corporation is also referred to as the “Iowa Guarantor,” and (iv) Cabarrus Plastics, Inc. is also referred to as the “North Carolina Guarantor.” The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, (b) debt securities (the “Debt Securities”) of the Company and (c) guarantees of the Debt Securities by the Subsidiary Guarantors (the

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Commercial Vehicle Group, Inc.
December 16, 2009

“Guarantees” and together with the Common Stock and the Debt Securities, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $200,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.
     Senior Debt Securities will be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company, a trustee named therein (the “Trustee”) and, if applicable, one or more Subsidiary Guarantors. Subordinated Debt Securities will issued pursuant to a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee, and, if applicable, one or more Subsidiary Guarantors.
     In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, the Delaware Guarantors and the Illinois Guarantor, (ii) minutes and records of the corporate proceedings of the Company, the Delaware Guarantors and the Illinois Guarantor and (iii) the Registration Statement and the exhibits thereto.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the Delaware Guarantors and the Illinois Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Company, the Delaware Guarantors and the Illinois Guarantor. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.
     We have also assumed that at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery and execution of the instrument evidencing the same:
     (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

Commercial Vehicle Group, Inc.
December 16, 2009

     (ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture;
     (v) the Securities offered, as well as the terms of each of the Indentures, as they will be executed and delivered, do not violate any law applicable to the Company or any Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor;
     (vi) the Company and all Subsidiary Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures;
     (vii) the Securities offered as well as the terms of each of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company or any Subsidiary Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and
     (viii) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
1.	The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company, and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration

Commercial Vehicle Group, Inc.
December 16, 2009

stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indentures) and (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by each Subsidiary Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, as applicable, enforceable against each Subsidiary Guarantor, as applicable, in accordance with their terms.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
     To the extent that the obligations of the Company under the Indentures may be dependent on such matters, we assume for purposes of this opinion that the applicable Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that each Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as an agent under the Indenture with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture. We have assumed that the Indentures

Commercial Vehicle Group, Inc.
December 16, 2009

will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, and that any Debt Securities or Guarantees that may be issued will be issued in a form that complies with the Indentures.
     We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.
     Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, the laws of the State of Illinois (solely with respect to the Illinois Guarantor), and the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws) (solely with respect to the Delaware Guarantors), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We note that the Iowa Guarantor is incorporated under the laws of the State of Iowa and that the North Carolina Guarantor is incorporated under the laws of the State of North Carolina. We are not licensed to practice in Iowa and North Carolina, and we have made no investigation or, and do not express or imply any opinion on, the laws of the States of Iowa or North Carolina. For purposes of the opinion in paragraph 3 with respect to the Iowa Guarantor and the North Carolina Guarantor, we have assumed, without conducting any research or investigation with respect thereto, the corporate power of such Guarantors and the absence of any consents required

Commercial Vehicle Group, Inc.
December 16, 2009

under the laws of their respective states or incorporation. With respect to such matters, we understand that there have been filed with the Commission as exhibits to the Registration Statement an opinion of (i) Shuttleworth & Ingersoll, P.L.C., with respect to the Iowa Guarantor, and (ii) Robinson, Bradshaw & Hinson, P.A., with respect to the North Carolina Guarantor. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York, laws of the State of Illinois or the General Corporation Law or Limited Liability Company Act of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP